AMENDMENT NO. 11
 TO
CREDIT AGREEMENT

THIS AMENDMENT NO. 11 is entered into effective as of the 30th day of June, 2008, by and between WMLAND ELECTRONICS, INC., a Minnesota corporation (the "Borrower") and M&I MARSHALL & ILSLEY BANK, a banking corporation organized and existing under the laws of Wisconsin ("Bank").

WHEREAS, Borrower and the Bank have entered into that certain Credit and Security Agreement dated as of June 30, 2003, as amended (the "Credit Agreement") pursuant to which Bank has agreed to provide a revolving credit facility to Borrower on the terns and conditions contained therein, and
WHEREAS, Borrower and Bank desire to amend certain provisions of the Credit Agreement.

NOW, THEREFORE, Bank and Borrower hereby agree as follows:

1.  Certain Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

2.  Maturity Date. The definition of "Maturity Date" as set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the date "June 30,2008," and replacing it with the date "June 30,2009."

3.  LIBOR Rate. The definition of "LIBOR Rate" as set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting clause (ii) of said definition in its entirety and replacing the same with the following: "(ii) two and three-fourths percent (2.75%)."

4.  Miscellaneous. Except as specifically set forth herein, the Credit Agreement shall remain in full force and effect, with no other modification or waiver. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Wisconsin. This Amendment may be executed in two or more counterparts each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement. The Borrower hereby restates and reaffirms its obligation under the Credit Agreement to pay on demand all costs and expenses, including (without limitation) attorneys' fees, incurred by the Lender in connection with the Obligations, this Amendment, the Loan Documents, and any other document or agreement related hereto, and the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 11 to Credit Agreement to be executed as of the day and year first written above.

M&I Marshall & Ilsley Bank	Winland Electronics, Inc.

/s/ (illegible)	/s/ Glenn A. Kermes
Glenn A. Kermes
Its Assistant Vice President	Chief Financial Officer

/s/ Ryan McKinney
Ryan McKinney
Its Senior Vice President